Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

July 28, 2014
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR FOURTH QUARTER OF FISCAL 2014

ST. LOUIS, July 28, 2014. Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the fourth quarter of its fiscal 2014 of $0.50 per share of Common Stock, payable on September 10, 2014 to all shareholders of record as of the close of business on August 20, 2014.

About Energizer:
Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.

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